                Calculation  of  Net  Loss  Per  Share


                                            For  the  Years  Ended  December  31,
                                                     1998          1997
                                                 ------------  -------------
Weighted Average Shares Outstanding               42,143,733     31,084,693
Net Loss                                         $(9,147,482)  $(11,975,858)
                                                 ------------  -------------

Basic Net Loss Per Share                         $     (0.22)  $      (0.39)
                                                 ============  =============



Weighted Average Shares for Basic                 42,143,733     31,084,693
Adjustments                                                0              0
                                                 ------------  -------------

Total Shares for Diluted
  Net Loss Per Share                              42,143,733     31,084,693
                                                 ------------  -------------


Net Loss                                         $(9,147,482)  $(11,975,858)
Adjustments                                                0              0
                                                 ------------  -------------

Net Loss Attributable to
  Diluted Net Loss Per Share                     $(9,147,482)  $(11,975,858)
                                                 ------------  -------------


Diluted Net Loss Per Share                       $     (0.22)  $      (0.39)
                                                 ============  =============


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